Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT:	James River Coal Company Elizabeth M. Cook Director of Investor Relations (804) 780-3000

JAMES RIVER COAL COMPANY REPORTS SECOND QUARTER 2008 OPERATING RESULTS

•
Reached Agreements to Ship a Total of 7.35 Million Tons of CAPP Coal Under Multi-Year Agreements at an Average Price of $125.10 Per Ton; Compared with Agreements Reached During Q-2 2007 at an Average Price of $50 Per Ton

•	Third Quarter Shipments to Include 200,000 Tons of CAPP Utility Steam Coal at More Than $140 Per Ton

•	Maintaining Significant Leverage to Strong Coal Markets with 35% - 40% of Expected CAPP Shipments in 2009 Still Unpriced

•	Conference Call Slides Posted to Company Website

RICHMOND, VA., August 5, 2008 – James River Coal Company (NASDAQ:JRCC), a producer of steam and industrial-grade coal, today announced that it had a net loss of $24.0 million or $0.97 per fully diluted share for the second quarter of 2008 and a net loss of $40.7 million or $1.76 per fully diluted share for the six months ended June 30, 2008. This is compared to a net loss of $18.6 million or $1.17 per fully diluted share for the second quarter of 2007 and a net loss of $25.9 million or $1.62 per fully diluted share for the six months ended June 30, 2007.

Peter T. Socha, Chairman and Chief Executive Officer commented: “Overall, we are pleased with our progress this quarter.  The mines have performed well despite some headwinds from bad weather, raw material cost inflation, and the increasingly competitive market for skilled labor.  We have also completed the acquisition of reserves and permits from Cheyenne Resources. We began mining on the acquired properties in July. Most importantly, the market has finally begun to turn in a positive direction.  The single biggest issue that we have faced during the past several years has been pressure on profit margins.  This pressure has been due to extremely low coal prices and rapidly rising costs, particularly in underground mining, due to changes in the safety and regulatory environment.  During the past several months, tight markets around the world have led to rising prices in the U.S. market.  While we have seen very little benefit from these prices thus far in 2008 due to lower priced contracts that were signed in 2006 and 2007, we believe that our shareholders will begin to see the benefits during the remaining months of 2008 and a much greater benefit beginning in early 2009.”

FINANCIAL RESULTS

The following tables show selected operating results for the three and six month periods ended June 30, 2008 compared to the corresponding periods ended June 30, 2007 (in 000’s except per ton amounts).

Total Results	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
	Total	Total	Total	Total

Company and Contractor production (tons)	2,845	2,737	5,647	5,698
Coal purchased from other sources (tons)	65	285	198	476
Total coal available to ship (tons)	2,910	3,022	5,845	6,174

Coal Shipments (tons)	2,892	3,066	5,814	6,096
Revenues
Coal Sales	$137,703	130,428	275,891	260,502
Synfuel Handling	-	1,508	-	3,869
Cost of Coal Sold	128,867	122,456	254,597	236,044
Depreciation, Depletion, & Amortization	17,552	17,930	34,842	37,263
Gross Profit (Loss)	(8,716)	(8,450)	(13,548)	(8,936)
Selling, General & Administrative	8,732	7,688	16,066	15,163

Adjusted EBITDA (1)	$3,020	3,972	$10,675	17,740

(1)
Adjusted EBITDA is defined under "Reconciliation of Non-GAAP Measures" in this release.  Adjusted EBITDA is used to determine compliance with financial covenants in our senior secured credit facilities.

Segment Results	Three Months Ended June 30,
	2008		2007
	CAPP	Midwest	CAPP	Midwest

Coal Shipments (tons)	2,161	731	2,270	796
Tons Produced	2,148	762	2,203	779

Coal Sales Revenue	$114,218	23,485	107,554	22,874
Average Sales Price per ton	52.85	32.13	47.38	28.74

Cost of Coal Sold	$105,252	23,615	103,465	18,991
Cost of Coal Sold per ton	48.71	32.31	45.58	23.86

	Six Months Ended June 30,
	2008		2007
	CAPP	Midwest	CAPP	Midwest

Coal Shipments (tons)	4,358	1,456	4,551	1,545
Tons Produced	4,368	1,477	4,611	1,562

Coal Sales Revenue	$229,697	46,194	216,036	44,466
Average Sales Price per ton	52.71	31.73	47.47	28.78

Cost of Coal Sold	$209,362	45,235	199,822	36,222
Cost of Coal Sold per ton	48.04	31.07	43.91	23.44

Mr. Socha continued, “Under very difficult circumstances, the mines performed relatively well this quarter. Our operations in CAPP continue to be impacted by challenges in three areas: (1) the new regulatory environment; (2) a tight labor market; and (3) raw material inflation.  Our mine operations team has been working diligently to address the effect of these issues. Our operations in the Illinois Basin continued to be impacted by bad weather.  While the number of storms passing through the Midwest went down from the first quarter, the severity of the storms in the second quarter had a much broader effect on the mines, the transportation infrastructure, and the utility plants.  Things have improved dramatically so far in the third quarter.”

LIQUIDITY

As of June 30, 2008, the Company had available liquidity of $42.6 million calculated as follows (in millions):

Cash and Cash Equivalents	$9.5
Availability under the Revolver	33.1

Available Liquidity	$42.6

The Company drew down $15.0 million from the Revolver in July 2008 to complete the purchase of reserves and permits from Cheyenne Resources, Inc.  As part of the decision to use the Revolver, the Company sold 200,000 tons of available utility steam coal from our other CAPP operations to be shipped during the 3rd quarter at a price of more than $140 per ton, which is reflected in the 2008 Sales Commitments chart below.

GUIDANCE

The Company has previously issued forecasts of certain operating measures for 2008. These forecasts are revised as indicated below. They represent a range of possible outcomes and are provided to assist investors with the development of annual earnings estimates. While the Company believes that these forecasts represent the best current estimate of management as to future events, actual events will differ from these forecasts and such differences could be material. These forecasts are subject to the risks identified under Forward-Looking Statements below.

	2008
	Old	YTD	Remaining
CAPP Operations

Shipments (000 tons)	9,500 to 9,700	4,358	4,300 to 4,500
Cash Cost (per ton)	$44 to $45	$48.04	$48 to $50

Midwest Operations

Shipments (000 tons)	3,260 to 3,400	1,456	1,700
Cash Cost (per ton)	$25 to $26	$31.07	$29 to $31

Total JRCC Operations
(in millions)

Depreciation, depletion and amortization	$65 to $69	$35	$34 to $36
Capital expenditures (excludes Cheyenne)	$48 to $52	$23	$25 to $29

SALES COMMITMENTS AND MARKET COMMENTS

As of July 31, 2008, we had the following contractual commitments to ship coal at a fixed and known price (in 000’s except per ton amounts):

	2008 Priced (c)
	As of May 5, 2008		As of July 31, 2008		Change
	Tons	Avg Price Per Ton	Tons	Avg Price Per Ton	Tons	Avg Price Per Ton
CAPP (a)	8,299	$53.26	8,576	$56.08	277	$140.57
Midwest (b)	3,361	$30.25	3,436	$30.23	75	$29.33

	2009 Priced
	As of May 5, 2008		As of July 31, 2008		Change
	Tons	Avg Price Per Ton	Tons	Avg Price Per Ton	Tons	Avg Price Per Ton
CAPP (a)	3,665	$73.82	5,941	$96.19	2,276	$132.21
Midwest (b)	2,806	$30.63	3,019	$30.56	213	$29.64

	2010 Priced
	As of May 5, 2008		As of July 31, 2008		Change
	Tons	Avg Price Per Ton	Tons	Avg Price Per Ton	Tons	Avg Price Per Ton
CAPP	1,000	$82.00	3,800	$108.42	2,800	$117.86
Midwest (b)	450	$29.99	483	$29.98	33	$29.84

	2011 Priced
	As of May 5, 2008		As of July 31, 2008		Change
	Tons	Avg Price Per Ton	Tons	Avg Price Per Ton	Tons	Avg Price Per Ton
CAPP	-	$-	2,000	$125.00	2,000	$125.00
Midwest (b)	-	$-	-	$-	-	$-

(a)	During the period May 5 through July 31, the Company sold approximately 42,000 tons of CAPP stoker coal for delivery in 2008 and 60,000 tons of CAPP stoker for delivery in 2009.
(b)
 New Midwest sales are customer option tons for 2008, 2009 and 2010. There are no additional option tons. The prices for the Midwest in years 2008 to 2010 are minimum base price amounts adjusted for projected fuel escalators.

(c)	2008 includes all tons that have been shipped and tons with agreements for fixed prices for the remainder of the year.

Mr. Socha continued: “We have made a great deal of progress in the sales and contracting area during the past several months.  Our objective has been to reach a balance between locking in cash margins for our shareholders and maintaining leverage to the tightening coal markets.  We believe that we have achieved this balance.  We will continue to monitor market developments and layer in additional new contracts in the future.”

CONFERENCE CALL, WEBCAST AND REPLAY:  The Company will hold a conference call with management to discuss the first quarter earnings on August 5, 2008 at 11:00 a.m. Eastern Time.  The Company will be using slides during the opening portion of the conference call.  The slides have been posted to the Company website.  The conference call can be accessed by dialing 877-419-6597, or through the James River Coal Company website at http://www.jamesrivercoal.com.  International callers, please dial 719-325-4895.  A replay of the conference call will be available on the Company’s website and also by telephone, at 888-203-1112 for domestic callers.  International callers, please dial 719-457-0820: pass code 5930405.

James River Coal Company mines, processes and sells bituminous steam and industrial-grade coal primarily to electric utility companies and industrial customers.  The Company’s mining operations are managed through six operating subsidiaries located throughout eastern Kentucky and in southern Indiana.

 FORWARD-LOOKING STATEMENTS: Certain statements in this press release, and other written or oral statements made by or on behalf of us are "forward-looking statements" within the meaning of the federal securities laws. Statements regarding future events and developments and our future performance, as well as management's expectations, beliefs, plans, estimates or projections relating to the future, are forward-looking statements within the meaning of these laws. These forward-looking statements are subject to a number of risks and uncertainties. These risks and uncertainties include, but are not limited to, the following: changes in the demand for coal by electric utility customers; the loss of one or more of our largest customers; inability to secure new coal supply agreements or to extend existing coal supply agreements at market prices; failure to diversity our operations; failure to exploit additional coal reserves; the risk that reserve estimates are inaccurate; increased capital expenditures; encountering difficult mining conditions; increased costs of complying with mine health and safety regulations; our dependency on one railroad for transportation of a large percentage of our products; bottlenecks or other difficulties in transporting coal to our customers; delays in the development of new mining projects; increased costs of raw materials; lack of availability of financing sources; our compliance with debt covenants; the effects of litigation, regulation and competition; and the other risks detailed in our reports filed with the Securities and Exchange Commission (SEC). Management believes that these forward-looking statements are reasonable; however, you should not place undue reliance on such statements. These statements are based on current expectations and speak only as of the date of such statements. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of future events, new information or otherwise.

JAMES RIVER COAL COMPANY
AND SUBSIDIARIES
Consolidated Balance Sheets
 (in thousands, except share data)

	June 30, 2008	December 31, 2007
Assets	(unaudited)

Current assets:
Cash and cash equivalents	$9,474	5,413
Receivables:
Trade	40,768	40,544
Other	686	762
Total receivables	41,454	41,306
Inventories:
Coal	7,774	5,915
Materials and supplies	10,419	8,277
Total inventories	18,193	14,192
Prepaid royalties	4,875	3,817
Other current assets	2,837	4,180
Total current assets	76,833	68,908
Property, plant, and equipment, at cost:
Land	6,625	6,220
Mineral rights	193,649	191,586
Buildings, machinery and equipment	294,587	285,009
Mine development costs	38,382	31,923
Total property, plant, and equipment	533,243	514,738
Less accumulated depreciation, depletion, and amortization	222,797	195,534
Property, plant and equipment, net	310,446	319,204
Goodwill	26,492	26,492
Other assets	23,085	24,683
Total assets	$436,856	439,287

JAMES RIVER COAL COMPANY
AND SUBSIDIARIES
Consolidated Balance Sheets
 (in thousands, except share data)

	June 30, 2008	December 31, 2007
Liabilities and Shareholders' Equity	(unaudited)

Current liabilities:
Current maturities of long-term debt	$713	1,600
Accounts payable	50,117	46,641
Accrued salaries, wages, and employee benefits	7,075	6,010
Workers' compensation benefits	9,450	9,450
Black lung benenfits	2,050	2,050
Accrued taxes	5,479	4,234
Other current liabilities	8,286	7,394
Total current liabilities	83,170	77,379
Long-term debt, less current maturities	166,240	187,200
Other liabilities:
Noncurrent portion of workers' compensation benefits	45,272	44,142
Noncurrent portion of black lung benefits	23,053	22,084
Pension obligations	4,384	5,423
Asset retirement obligations	34,456	32,288
Other	1,094	997
Total other liabilities	108,259	104,934
Total liabilities	357,669	369,513

Commitments and contingencies
Shareholders' equity:
Preferred stock, $1.00 par value. Authorized 10,000,000 shares	-	-
Common stock, $.01 par value. Authorized 100,000,000 shares; issued and outstanding 25,505,320 and 21,906,265 shares as of June 30, 2008 and December 31, 2007, respectively	255	219
Paid-in-capital	209,755	159,403
Accumulated deficit	(132,413)	(91,719)
Accumulated other comprehensive income	1,590	1,871
Total shareholders' equity	79,187	69,774

Total liabilities and shareholders' equity	$436,856	439,287

JAMES RIVER COAL COMPANY
AND SUBSIDIARIES
Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Ended	Ended
	June 30, 2008	June 30, 2007

Revenues	$137,703	131,936
Cost of sales:
Cost of coal sold	128,867	122,456
Depreciation, depletion and amortization	17,552	17,930
Total cost of sales	146,419	140,386
Gross profit (loss)	(8,716)	(8,450)
Selling, general and administrative expenses	8,732	7,688
Total operating income (loss)	(17,448)	(16,138)
Interest expense	4,186	5,164
Interest income	(174)	(202)
Charges associated with repayment and amendment of debt	3,013	-
Miscellaneous income, net	(467)	(73)
Total other expense, net	6,558	4,889
Loss before income taxes	(24,006)	(21,027)
Income tax benefit	-	(2,414)
Net loss	$(24,006)	(18,613)
Loss per common share
Basic loss per common share	$(0.97)	(1.17)
Shares used to calculate basic loss per share	24,698	15,974
Diluted loss per common share	$(0.97)	(1.17)
Shares used to calculate diluted loss per share	24,698	15,974

JAMES RIVER COAL COMPANY
AND SUBSIDIARIES
Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Six Months	Six Months
	Ended	Ended
	June 30, 2008	June 30, 2007

Revenues	$275,891	264,371
Cost of sales:
Cost of coal sold	254,597	236,044
Depreciation, depletion and amortization	34,842	37,263
Total cost of sales	289,439	273,307
Gross profit (loss)	(13,548)	(8,936)
Selling, general and administrative expenses	16,066	15,163
Total operating loss	(29,614)	(24,099)
Interest expense	9,075	9,660
Interest income	(262)	(322)
Charges associated with repayment and amendment of debt	3,013	2,421
Miscellaneous income, net	(746)	(287)
Total other expense, net	11,080	11,472
Loss before income taxes	(40,694)	(35,571)
Income tax benefit	-	(9,703)
Net loss	$(40,694)	(25,868)
Loss per common share
Basic loss per common share	$(1.76)	(1.62)
Shares used to calculate basic loss per share	23,095	15,964
Diluted loss per common share	$(1.76)	(1.62)
Shares used to calculate diluted loss per share	23,095	15,964

JAMES RIVER COAL COMPANY
AND SUBSIDIARIES
Reconciliation of EBITDA
(in thousands)
(unaudited)

EBITDA is a measure used by management to measure operating performance.  We define EBITDA as net income or loss plus interest expense (net), income tax expense (benefit) and depreciation, depletion and amortization (EBITDA), to better measure our operating performance.  We regularly use EBITDA to evaluate our performance as compared to other companies in our industry that have different financing and capital structures and/or tax rates.  In addition, we use EBITDA in evaluating acquisition targets.

Adjusted EBITDA is the amount used in our current debt covenants.  Adjusted EBITDA is defined as EBITDA further adjusted for certain cash and non-cash charges.  Adjusted EBITDA is used to determine compliance with financial covenants and our ability to engage in certain activities such as incurring additional debt and making certain payments.

EBITDA and Adjusted EBITDA are not recognized terms under US GAAP and are not an alternative to net income, operating income or any other performance measures derived in accordance with US GAAP or an alternative to cash flow from operating activities as a measure of operating liquidity.  Because not all companies use identical calculations, this presentation of EBITDA and Adjusted EBITDA may not be comparable to other similarly titled measures of other companies.  Additionally, EBITDA or Adjusted EBITDA are not intended to be a measure of free cash flow for management’s discretionary use, as they do not reflect certain cash requirements such as tax payments, interest payments and other contractual obligations.

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2008	2007	2008	2007

Net loss	$(24,006)	(18,613)	(40,694)	(25,868)
Income tax benefit	-	(2,414)	-	(9,703)
Interest expense	4,186	5,164	9,075	9,660
Interest income	(174)	(202)	(262)	(322)
Depreciation, depletion, and amortization	17,552	17,930	34,842	37,263
EBITDA	$(2,442)	1,865	2,961	11,030

Other adjustments specified in our current debt agreement:
Charges associated with repayment of debt	3,013	-	3,013	2,421
Other adjustments	2,449	2,107	4,701	4,289
Adjusted EBITDA	$3,020	3,972	10,675	17,740